Exhibit 4.8

AMENDED AND RESTATED
TRUST AGREEMENT

between

CONSOLIDATION LOAN FUNDING II, LLC,
as Depositor

and

WILMINGTON TRUST COMPANY,
as Delaware Trustee

Higher Education Funding I,

Dated as of March 1, 2005

i

TABLE OF CONTENTS
(continued)

ii

TABLE OF CONTENTS
(continued)

iii

AMENDED AND RESTATED
TRUST AGREEMENT

     AMENDED AND RESTATED TRUST AGREEMENT dated as of March 1, 2005 (this “Trust Agreement”), between WILMINGTON TRUST COMPANY, a Delaware banking corporation, acting hereunder not in its individual capacity but solely as Delaware trustee (the “Delaware Trustee”) and CONSOLIDATION LOAN FUNDING II, LLC, a Delaware limited liability company (the “Depositor”).

WITNESSETH:

WHEREAS, Depositor is party to that certain Trust Agreement dated as of January 1, 2004 (the “Original Agreement”) between Depositor and The Bank of New York (Delaware) (“Bank of New York”), as Delaware Trustee;

WHEREAS, Bank of New York resigned as Delaware Trustee and Wilmington Trust Company was appointed to succeed Bank of New York as Delaware Trustee; and

WHEREAS, the parties hereto desire to amend and restate the Original Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants herein contained, the parties hereto agree to amend and restate the Original Agreement as follows:

ARTICLE I

DEFINITIONS AND USAGE

     For purposes of this Trust Agreement, the following terms shall have the meanings set forth below. Capitalized terms used but not defined herein are defined in the Indenture, which also contains rules as to construction and usage that shall be applicable herein.

     “Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, and the terms “controls,” “controlled by,” and “under common control with” mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.

     “Basic Documents” means this Trust Agreement, any custodian agreement, the Indenture, any Supplemental Indenture, any Notes, the Administration Agreement, any Auction Agent Agreement, any Broker-Dealer Agreement, any Market Agent Agreement, any Remarketing Agreement, any Tender Agent Agreement, the Verification Agent Agreement, any other administration agreement, any Servicing Agreement, any Student Loan Purchase Agreement, any Student Loan Repurchase Agreement, any Eligible Lender Trust Agreement, any Guarantee Agreement, any Letter of Representations, the Note Purchase Agreement, and any underwriting agreement.

     “Bankruptcy Action” means (i) commencing any case, proceeding or other action or filing a petition under any existing or future bankruptcy, insolvency or similar law seeking (A) to adjudicate the Trust a bankrupt or insolvent, (B) to have an order for relief entered with respect to the Trust, or (C) reorganization, arrangement, adjustment, wind-up, liquidation, dissolution, composition or other relief with respect to the Trust or its debts, (ii) consenting to the institution of bankruptcy or insolvency proceedings against the Trust, (iii) seeking or consenting to the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or a substantial part of its property, (iv) except as required by law, admitting its inability to pay its debts generally as they become due, (v) failing generally to pay the debts of the Trust as such debts become due within the meaning of the Federal Bankruptcy Code, as determined by a relevant bankruptcy court, (vi) making a general assignment by the Trust for the benefit of creditors, or (vii) authorizing, taking any action in furtherance of, consenting to or acquiescing in any of the foregoing or any similar action or other proceedings under any United States Federal or state bankruptcy or insolvency or similar law on behalf of, or with respect to, the Trust, or in connection with any obligations relating to the Trust Certificates, the Notes, this Trust Agreement or any of the other Basic Documents.

     “Certificateholder” means a holder of a Trust Certificate.

     “Certificate Paying Agent” means the paying agent for the Trust Certificates appointed pursuant to Section 3.09 hereof.

     “Certificate Registrar” means the registrar for the Trust Certificates appointed pursuant to Section 3.04 hereof.

     “Corporate Trust Office” means the office of the Delaware Trustee pursuant to Section 2.02 hereof.

     “Delaware Statutory Trust Act” shall have the meaning set forth in Section 2.01 hereof.

     “Distribution Date” shall have the meaning set forth in Section 5.01 hereof.

     “First Supplemental Indenture” means the First Supplemental Indenture of Trust, dated as of January 1, 2004, between the Trust and Indenture Trustee.

     “Indenture” means the Amended and Restated Indenture of Trust, dated as of March 1, 2005, between the Trust, The Bank of New York, as eligible lender trustee, and the Indenture Trustee, as amended and supplemented pursuant to the terms thereof.

     “Indenture Trustee” means The Bank of New York, as trustee under the Indenture, and any successor thereto.

     “Note Purchase Agreement” means a Note Purchase Agreement among the Trust, as seller, and UBS PaineWebber Inc., as purchaser, certain other parties thereto.

     “Percentage Interest” means, with respect to a Trust Certificate, the percentage beneficial ownership interest in the Trust represented by such Trust Certificate, as noted thereon, provided that the sum of the Percentage Interests evidenced by all Trust Certificates issued by the Trust and outstanding at any given time shall not exceed 100%.

     “Secretary of State” shall have the meaning set forth in Section 2.01 hereof.

     “Treasury Regulations” mean the regulations promulgated by the Internal Revenue Service with respect to the provisions of the Internal Revenue Code of 1986, as amended.

     “Trust Certificate” means the Trust Certificate evidencing the beneficial ownership interest in the Trust, substantially in the form of Exhibit A hereto.

ARTICLE II

ORGANIZATION

     Section 2.01. Name. The trust created hereby (the “Trust”) shall be known as “Higher Education Funding I,” in which name the Delaware Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust. The Trust shall constitute a statutory trust within the meaning of Section 3801(a) of the Delaware Statutory Trust Act, 12 Del. C. § 3801 et seq. (the “Delaware Statutory Trust Act”) for which the Delaware Trustee is authorized to file a certificate of trust with the Secretary of State of the State of Delaware (the “Secretary of State”) pursuant to Section 3810(a) of the Delaware Statutory Trust Act in substantially the form of Exhibit C hereto.

     Section 2.02. Office. The office of the Trust shall be in care of the Delaware Trustee at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration (the “Corporate Trust Office”) or at such other address as the Delaware Trustee may designate by written notice to each Certificateholder and the Depositor.

     Section 2.03. Purposes and Powers. The purpose of the Trust is to engage in the following activities:

     (a) to issue, from time to time, the Notes pursuant to the Indenture and a supplement thereto, and the Trust Certificate pursuant to this Trust Agreement and to sell the Notes in one or more transactions;

     (b) to deposit and apply the proceeds of the sale of the Notes, to (i) in the case of the Series 2004-1 Notes, as specified in Section 15 of the First Supplemental Indenture and (ii) in the case of any Notes issued pursuant to any other Supplemental Indenture, as specified therein;

     (c) to assign, grant, transfer, pledge, mortgage and convey the Trust Estate pursuant to the Indenture and to hold, manage and distribute to the Certificateholders pursuant to the terms of this Trust Agreement any portion of the Trust Estate released from the lien of, and remitted to the Trust pursuant to, the Indenture;

     (d) to acquire Student Loans;

     (e) to enter into and perform its obligations under the Basic Documents to which it is to be a party;

     (f) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

     (g) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Trust Estate.

     The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Trust Agreement or the other Basic Documents. In no event shall the Delaware Trustee or any other Person have any power to (i) vary the investment of the Certificateholders in the Trust Certificates or to substitute new investments or reinvest so as to enable the Trust to take advantage of variations in the market to improve the investment of the Certificateholders in the Trust Certificates; or (ii) agree to any change in the terms of a Financed Student Loan that would be a “significant modification” within the meaning of § 1.1001-3 of the Treasury Regulations (or any successor regulation), unless an opinion of nationally recognized tax counsel, obtained at the sole expense of the party requesting an action otherwise prohibited by clause (i) or (ii) of this sentence and delivered to the Delaware Trustee, states that such action would (A) not cause the Trust Certificates to be treated other than as set forth in Section 2.06 hereof for federal and relevant state tax purposes; (B) not cause the Notes to be treated other than as debt of the Trust for federal and relevant state purposes; and (C) not otherwise cause additional federal or relevant state tax to be imposed upon the Certificateholders, the Holders of the Notes, the Delaware Trustee or the Trust. In furtherance of such purpose, the Certificateholders hereby authorize the Delaware Trustee to complete, sign and timely file any documents, returns, forms or reports as may be required by federal or relevant state or local taxing authorities affirming such treatment of the Trust and as shall be presented to the Trustee in final form for execution.

     Section 2.04. Appointment of Delaware Trustee. The Depositor hereby appoints the Delaware Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein and in the Delaware Statutory Trust Act.

     Section 2.05. Initial Capital Contribution of Trust Estate. The Depositor hereby sells, assigns, transfers, conveys and sets over to the Delaware Trustee, as of the date hereof, the sum of $1.00. The Delaware Trustee hereby acknowledges receipt in trust from the Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the initial Trust Estate and shall be deposited in the Acquisition Fund. The Depositor shall pay the organizational expenses of the Trust as they may arise or shall, upon the request of the Delaware Trustee, promptly reimburse the Delaware Trustee for any such expenses paid by the Delaware Trustee.

     Section 2.06. Declaration of Trust. The Delaware Trustee hereby declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Trust under the other Basic Documents. It is the intention of the parties hereto that the Trust constitute a statutory trust under the Delaware Statutory Trust Act and that this Trust Agreement constitute the governing instrument of such trust. Subject to Section 2.08 hereof, it is the intention of the parties hereto that, solely for purposes of federal income taxes, state and local income and franchise taxes, and any other taxes imposed on, measured by or based upon gross or net income, (i) if there is only one Certificateholder, the Trust shall be treated as a disregarded entity separate from its owner pursuant to § 301.7701-2(c)(2) of the Treasury Regulations, (ii) if there is more than one Certificateholder, the Trust shall be treated as a partnership, (iii) the Notes shall be treated as debt of the partnership and (iv) the provisions of this Trust Agreement shall be construed in accordance with such intent. The parties hereto agree to take no action inconsistent with such treatment, unless required otherwise by applicable law. Effective as of the date hereof, the Delaware Trustee shall have all rights, powers and duties set forth herein and in the Delaware Statutory Trust Act with respect to accomplishing the purposes of the Trust.

     Section 2.07. Liability of the Certificateholders. The Certificateholders shall not have any personal liability for any liability or obligation of the Trust, except as provided in Article VIII hereof. The Certificateholders shall be entitled to the same limitation on personal liability extended to stockholders of corporations organized for profit under the Delaware General Corporation Law.

     Section 2.08. Title to Trust Property.

     (a) Legal title to all the Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Eligible Lender Trustee, a co-trustee and/or a separate trustee, as the case may be pursuant to the Eligible Lender Trust Agreement; provided that legal title to the Financed Student Loans shall be vested at all times in the Eligible Lender Trustee on behalf of the Trust for the benefit of the Certificateholders pursuant to the Eligible Lender Trust Agreement, subject to the obligations of the Trust under the Basic Documents.

     (b) The Certificateholders shall not have legal title to any part of the Trust Estate. No transfer by operation of law or otherwise of any interest of any Certificateholder shall operate to terminate this Trust Agreement or the trust hereunder or entitle any transferee to an accounting or to the transfer to it of any part of the Trust Estate.

     Section 2.09. Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Delaware Trustee solely as to itself that:

     (a) The Depositor is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

     (b) The Depositor has the power and authority to execute and deliver this Trust Agreement and to carry out its terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust (or with the Eligible Lender Trustee on behalf of the Trust) and the Depositor has duly authorized such sale and assignment and deposit to the Trust (or to the Eligible Lender Trustee on behalf of the Trust) by all necessary action; and the execution, delivery and performance of this Trust Agreement has been duly authorized by the Depositor by all necessary action.

     (c) This Trust Agreement has been duly executed and delivered by the Depositor and constitutes a legal, valid and binding obligation of the Depositor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws relating to creditors’ rights and subject to general principles of equity.

     (d) The consummation of the transactions contemplated by this Trust Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the limited liability company agreement of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the Depositor’s knowledge, any order, rule or regulation applicable to the Depositor of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

     Section 2.10. Federal Income Tax Allocations. Net income of the Trust for any Interest Period as determined for Federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) shall be allocated to the Certificateholders, pro rata based upon their Percentage Interests.

     Section 2.11. The Indenture. The Depositor, each Certificateholder and the Delaware Trustee hereby acknowledge that, when executed and delivered, the Indenture shall create a lien on the Trust Estate, subject to the limitations set forth in the Indenture.

     Section 2.12. Covenants Regarding Operations. Notwithstanding anything to the contrary herein, or any power conferred on the Delaware Trustee pursuant to this Trust Agreement or the Delaware Statutory Trust Act, so long as the Indenture has not terminated in accordance with its terms:

     (a) The Trust shall not engage in any business or activity other than in connection with or relating to the activities permitted herein.

     (b) The Trust shall not consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity, or pledge its assets to any other entity, except as may be permitted pursuant to the Basic Documents.

     (c) The Trust shall not form, or cause to be formed, any subsidiaries.

     (d) To the fullest extent permitted by law, the Trust shall not dissolve or liquidate, in whole or in part.

     (e) The Trust shall not be, become or hold itself out as being liable for the debts of any other Person, or hold out its credit as being available to satisfy the obligation of any other Person, the Trust and the Certificateholders will not act as agents for each other and the Trust will not act as the agent of any Person in control of a Certificateholder.

     (f) The Trust shall act solely in its Trust name and through its duly authorized officers or agents in the conduct of its business, prepare all Trust correspondence in the Trust name, hold itself out as a separate entity from any other Person, conduct its business so as not to mislead others as to the identity of the entity with which they are concerned, correct any known misunderstanding regarding its separate identity.

     (g) The Trust shall maintain trust records, accounts, books of account and bank accounts separate from those of any other person not commingle its trust records, accounts, books of account or bank accounts with the organizational or other records, accounts and books of account of any other corporation or entity and such records, accounts and books of account shall reflect the separate existence of the Trust. The books of the Trust may be kept (subject to any provision contained in any applicable statutes) inside or outside the State of Delaware at such place or places as may be designated from time to time by the Trust.

     (h) The Trust shall take such actions as may be necessary to authorize all of its actions as may be required by law.

     (i) This Trust Agreement Section and Sections 2.03, 4.03 and 11.08 hereof shall not be amended, altered, changed or repealed, except as may be permitted pursuant to the Basic Documents.

     (j) The Trust shall (i) conduct its business in an office separate from that of the Certificateholders and their respective Affiliates,, (ii) maintain stationery, invoices and checks separate from any other person, (iii) pay all of its taxes, expenses and liabilities only from its own funds, (iv) strictly comply with all organizational and statutory formalities to maintain its separate existence, (v) pay the salaries of its own employees and maintain a sufficient number of employees in light of its contemplated business operations, (vi) maintain an arm’s length relationship with the Certificateholders and their respective Affiliates and (vii) maintain separate financial statements from any other Person. The Trust shall not (A) pledge any property or assets of the Trust (except pursuant to the Basic Documents), lend or advance any moneys to any other person (other than trade receivables in connection with the ordinary course of the activities of the Trust), (B) except for investments in Investment Securities made pursuant to the Indenture, not make an investment in or for the benefit of, or own or purchase any stock, obligations or securities of or any interest in, or make any capital contribution to, any other Person, (C) make any capital expenditures, (D) to the fullest extent permitted by law, take any Bankruptcy Action, or (E) guarantee (directly or indirectly), endorse, acquire, assume or otherwise become contingently liable (directly or indirectly) for, or pay from its funds, the obligations or liabilities of any other Person.

     (k) The Trust shall allocate fairly and reasonably with any other Person expenses that are shared with such Person including, without limitation, any overhead, rent, or other compensation paid for shared or leased office space.

     (l) The Trust (i) has maintained and shall maintain its valid existence, rights and franchises in good standing as a statutory trust under the laws of the State of Delaware and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Trust Agreement and the Basic Documents; (ii) has observed and shall observe all procedures required by this Trust Agreement and the laws of the State of Delaware; and (iii) has otherwise complied and shall otherwise comply with the provisions of this Trust Agreement and the Delaware Statutory Trust Act.

     (m) Financial and operational services, including, without limitation, maintenance of the books and records of the Trust and preparation of the financial statements shall be performed on behalf of the Trust by independent contractors. The entity performing such services or incurring expenses in connection with such services for the Trust shall receive compensation for such services rendered or expenses incurred in an amount equal to the fair value of such services and expenses. To the extent that the Trust leases premises from any Certificateholder or Affiliates of any Certificateholder, the Trust shall pay appropriate compensation or rental. The Trust shall be directly responsible for the costs of its own outside legal, auditing and other similar services. The amounts deposited with the Trust and the cash flow expected to be received by the Trust under the Indenture is expected to be sufficient to meet the fees and costs of the Delaware Trustee and the Administrator for the Trust and the reasonably anticipated expenses and liabilities of the Trust.

     (n) The annual financial statements of the Trust shall disclose the effects of these transactions in accordance with generally accepted accounting principles. The consolidated financial statements which consolidate the assets and earnings of any Certificateholder with those of the Trust shall not state that the assets of the Trust shall be available to creditors of a Certificateholder. The financial statements (if any) of the Trust shall not state that the assets of the Trust are or will be available to pay creditors of any Certificateholder or any other Affiliate of a Certificateholder.

     (o) Except for the Delaware Trustee’s standard practice regarding maintenance of funds and assets, the funds and other assets of the Trust will not be commingled with those of any other Person and will be maintained as identifiable assets held in its name.

     (p) The Trust shall not enter into any contract or agreement with any of its Certificateholders or their respective Affiliates except on terms that are intrinsically fair, commercially reasonable, and substantially similar to those that would be available on an arms-length basis with third parties, and transact all business with its Certificateholders and their respective Affiliates pursuant to enforceable agreements with pricing and material terms established at the inception that will not be amendable except with written consent of each of the parties to the agreement (provided that as of the date of this Agreement, the Basic Documents shall be deemed to be agreements which meet, and which create relationships that meet, the requirements of this clause).

     (q) The Trust shall maintain adequate capital for the normal obligations reasonably foreseeable for the size and character of the activities of the Trust and in light of its proposed operations and liabilities (provided that this clause shall not be deemed a commitment by any Certificateholder to deposit additional amounts into the Trust).

     (r) None of the Trust, any Certificateholder or any Person on behalf of the Trust shall, and none of them shall have the authority to, enter into any agreements, written or otherwise, pursuant to which any Certificateholder or any of its Affiliates agrees to extend credit, make loans or make payment or contributions to or for or assume, guaranty or otherwise be obligated for the payment of obligations or performance of the Trust or hold itself out as being liable for the debts of the Trust, or hold out its credit as being available to satisfy the obligations of the Trust (other than the obligations of the Certificateholder to indemnify the Delaware Trustee under this Trust Agreement); provided, however, that any Certificateholder may make any deposit to the Trust that such Certificateholder determines to be in the Certificateholder’s best interest.

     (s) The Trust shall properly account for any transactions entered into between the Trust and the Certificateholders and their respective Affiliates in its books and financial records.

     (t) The Trust shall not knowingly perform any act that would subject (A) any Certificateholder to liabilities of the Trust in any jurisdiction or (B) the Trust to taxation as a corporation under relevant provisions of the Code.

     (u) The Trust shall not be maintained or used to abuse creditors or to perpetuate fraud, injury or injustice to creditors of a Certificateholder or its Affiliates.

     (v) Except pursuant to the Basic Documents and trade payables incurred in the ordinary course of the activities of the Trust, the Trust shall not incur any debt, secured or unsecured, direct or contingent (including, without limitation, guaranteeing any obligation).

     (w) To the fullest extent permitted by applicable law and except as otherwise expressly provided elsewhere in this Trust Agreement, not take or refrain from taking any act which would make it impossible to carry on the activities of the Trust set forth in Section 2.03 hereof.

ARTICLE III

TRUST CERTIFICATES AND TRANSFER OF INTERESTS

     Section 3.01. Initial Beneficial Ownership. Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.05 hereof and until the issuance of the Trust Certificates, the Depositor shall be the sole beneficial owner of the Trust.

     Section 3.02. The Trust Certificates. The Trust Certificates shall be issued as physical fully registered certificates in minimum Percentage Interests of 10%, substantially in the form of Exhibit A hereto and shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Delaware Trustee, upon the order of the Depositor to the Delaware Trustee. Such Trust Certificates shall represent the entire undivided beneficial ownership interest in the Trust Estate, subject to the debt represented by the Notes. Trust Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be valid and binding obligations of the Trust, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Trust Certificates or did not hold such offices at the date of authentication and delivery of such Trust Certificates. Upon issuance, the Trust Certificates shall be deemed fully-paid and, to the extent permitted by applicable law, non-assessable.

     Section 3.03. Authentication of Trust Certificate. Concurrently with the initial contribution of the Depositor to the Trust pursuant to Section 2.05 hereof, the Delaware Trustee shall cause a Trust Certificate, in an aggregate Percentage Interest of 100%, to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositor, signed by its manager, president or any vice president, without further action by the Depositor. No Trust Certificate shall entitle its holder to any benefit under this Trust Agreement, or shall be valid for any purpose, unless there shall appear on such Trust Certificate a certificate of authentication substantially in the form set forth in Exhibit A hereto executed by the Delaware Trustee by manual signature; such authentication shall constitute conclusive evidence that such Trust Certificate shall have been duly authenticated and delivered hereunder. All Trust Certificates shall be dated the date of their authentication. No further Trust Certificates shall be issued except pursuant to Section 3.04 or 3.05 hereof.

     Section 3.04. Registration of Transfer and Exchange of Trust Certificates. The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.08 hereof, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Delaware Trustee shall provide for the registration of the Trust Certificates and of transfers and exchanges of the Trust Certificates as herein provided. The Delaware Trustee shall be the initial Certificate Registrar.

     Upon surrender for registration of transfer of any Trust Certificate at the office or agency maintained pursuant to Section 3.08 hereof, the Delaware Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Trust Certificates in authorized denominations of a like Percentage Interest dated the date of authentication by the Delaware Trustee or any authenticating agent. At the option of a

Certificateholder, Trust Certificates may be exchanged for other Trust Certificates of authorized denominations of a like Percentage Interest upon surrender of the Trust Certificates to be exchanged at the office or agency maintained pursuant to Section 3.08 hereof.

     Every Trust Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Delaware Trustee and the Certificate Registrar duly executed by the Certificateholder or his attorney duly authorized in writing. Each Trust Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Delaware Trustee in accordance with its customary practice.

     No service charge shall be made for any registration of transfer or exchange of the Trust Certificates, but the Delaware Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Trust Certificates.

     The Trust Certificates and any beneficial interest in such Trust Certificates may not be acquired by or with the assets of (a) an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not subject to the provisions of Title I of ERISA (including, without limitation, foreign or government plans), (b) a “plan” described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), or (c) an entity whose underlying assets include “plan assets” by reason of an employee benefit plan’s or other plan’s investment in the entity (each, a “Benefit Plan Investor”). Each transferee of a Trust Certificate shall be required to represent substantially in the form of the Representation Letter attached hereto as Exhibit B (i) that it is not a Benefit Plan Investor and is not acquiring such Trust Certificate with the assets of a Benefit Plan Investor; and (ii) that if such Trust Certificate is subsequently deemed to be a plan asset, it will dispose of such Trust Certificate. Each Trust Certificate shall bear a legend referring to the restrictions contained in this paragraph.

     Section 3.05. Mutilated, Destroyed, Lost or Stolen Trust Certificates. If (a) any mutilated Trust Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Certificate, and (b) there shall be delivered to the Certificate Registrar and the Delaware Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Certificate shall have been acquired by a bona fide purchaser, the Delaware Trustee on behalf of the Trust shall execute and the Delaware Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Certificate, a new Trust Certificate of like Percentage Interest. In connection with the issuance of any new Trust Certificate under this Section, the Delaware Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Certificate issued pursuant to this Section shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Certificate shall be found at any time.

     Section 3.06. Persons Deemed Owners. Prior to due presentation of a Trust Certificate for registration of transfer, the Delaware Trustee or the Certificate Registrar and any agent of any thereof may treat the Person in whose name any Trust Certificate shall be registered in the Certificate Register as the owner of such Trust Certificate for the purpose of receiving distributions pursuant to Section 5.01 hereof and for all other purposes whatsoever, and neither the Delaware Trustee, the Certificate Registrar nor any agent of any thereof shall be bound by any notice to the contrary.

     Section 3.07. Access to List of Certificateholders’ Names and Addresses. The Delaware Trustee shall furnish or cause to be furnished to the Depositor, within 15 days after receipt by the Delaware Trustee of a request therefore from the Depositor in writing, a list in such form as the Depositor may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Certificateholders or one or more Certificateholders evidencing not less than 25% of the aggregate Percentage Interests apply in writing to the Delaware Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Trust Agreement or under the Trust Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Delaware Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Upon receipt of any such application, the Delaware Trustee will promptly notify the Depositor by providing a copy of such application and a copy of the list of Certificateholders produced in response thereto. Each Certificateholder, by receiving and holding a Trust Certificate, shall be deemed to have agreed not to hold any of the Depositor, the Certificate Registrar or the Delaware Trustee accountable or liable by reason of disclosure of its name and address, regardless of the source form which such information was derived.

     Section 3.08. Maintenance of Office or Agency. The Delaware Trustee shall maintain, either with itself or with an affiliate, in Wilmington, Delaware, an office or offices or agency or agencies where Trust Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Delaware Trustee in respect of the Trust Certificates and the other Basic Documents may be served. The Delaware Trustee initially designates its Corporate Trust Office as the location for such purposes. The Delaware Trustee shall give prompt written notice to the Depositor and to the holders of the Trust Certificates of any change in the location of the Certificate Register or any such office or agency.

     Section 3.09. Appointment of Certificate Paying Agent. The Certificate Paying Agent shall make distributions to the Certificateholders from the amounts received from the Indenture Trustee for such purpose pursuant to the Indenture and shall report the amounts of such distributions to the Delaware Trustee. Any Certificate Paying Agent shall have the revocable power to receive such funds from the Indenture Trustee for the purpose of making the distributions referred to above. The Delaware Trustee may revoke such power and remove the Certificate Paying Agent if the Delaware Trustee determines in its sole discretion that the Certificate Paying Agent shall have failed to perform its obligations under this Trust Agreement in any material respect. The Certificate Paying Agent shall initially be the Delaware Trustee, and any co-paying agent chosen by the Delaware Trustee, and acceptable to the Indenture Trustee (which consent shall not be unreasonably withheld). The Delaware Trustee shall be permitted to resign as Certificate Paying Agent upon 30 days’ written notice to the Issuer Administrator. In the event that the Delaware Trustee shall no longer be the Certificate Paying Agent, the Delaware Trustee shall, with the written consent of the Depositor, appoint a successor to act as Certificate Paying Agent (which shall be a bank or trust company). The Delaware Trustee shall cause such successor Certificate Paying Agent or any additional Certificate Paying Agent appointed by the Delaware Trustee to execute and deliver to the Delaware Trustee an instrument in which such successor Certificate Paying Agent or additional Certificate Paying Agent shall agree with the Delaware Trustee that as Certificate Paying Agent, such successor Certificate Paying Agent or additional Certificate Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders until such sums shall be paid to such Certificateholders. The Certificate Paying Agent shall return all unclaimed funds to the Delaware Trustee and upon removal of a Certificate Paying Agent such Certificate Paying Agent shall also return all funds in its possession to the Delaware Trustee. The provisions of Sections 7.01, 7.03, 7.04, 7.05 and 8.01 hereof shall apply to the Delaware Trustee also in its role as Certificate Paying Agent, for so long as the Delaware Trustee shall act as Certificate Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Trust Agreement to the Certificate Paying Agent shall include any co-paying agent unless the context requires otherwise.

     Section 3.10. Restrictions on Transfer.

          (a) The Trust Certificates may not be offered or sold except to institutional “accredited investors” (as defined in Rule 501(a)(1)-(3) or (7) under the Securities Act) who are U.S. Persons (as defined in Section 7701(a)(30) of the Code) in reliance on an exemption from the registration requirements of the Securities Act.

          The Trust Certificates have not been registered or qualified under the Securities Act, or any state securities law. No transfer, sale, pledge or other disposition of any Trust Certificate shall be made unless such disposition is made pursuant to an effective registration statement under the Securities Act and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act, the Delaware Trustee may require, in order to assure compliance with the Securities Act, that the Certificateholder’s prospective transferee certify to the Delaware Trustee in writing the facts surrounding such disposition. Unless the Delaware Trustee requests otherwise, such certification shall be substantially in the form of Exhibit B hereto. In the event that such certification of facts does not on its face establish the availability of an exemption under the Securities Act, the Delaware Trustee may require an opinion of counsel satisfactory to it that such transfer may be made pursuant to an exemption from the Securities Act, which opinion of counsel shall not be an expense of the Delaware Trustee or of the Trust.

          (b) Each Trust Certificate will bear a legend substantially to the following effect:

“THIS TRUST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR

ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS TRUST CERTIFICATE, AGREES THAT THIS TRUST CERTIFICATE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1)-(3) or (7) UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF AN INSTITUTIONAL ACCREDITED INVESTOR, OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT.

THIS TRUST CERTIFICATE MAY NOT BE TRANSFERRED ON OR THROUGH AN “ESTABLISHED SECURITIES MARKET” WITHIN THE MEANING OF TREASURY REGULATION 1.7704-1(B) AND MAY NOT BE TRANSFERRED DIRECTLY OR INDIRECTLY TO (1) AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), WHETHER OR NOT SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA (INCLUDING, WITHOUT LIMITATION, FOREIGN OR GOVERNMENT PLANS), (2) A “PLAN” DESCRIBED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR (3) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR OTHER PLAN’S INVESTMENT IN THE ENTITY (EACH, A “BENEFIT PLAN INVESTOR”).  FURTHER, THIS TRUST CERTIFICATE MAY BE TRANSFERRED ONLY TO A UNITED STATES PERSON WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE CODE.

THIS TRUST CERTIFICATE DOES NOT REPRESENT DEPOSITS OR OBLIGATIONS OF OR ANY INTEREST IN CONSOLIDATION LOAN FUNDING II, LLC OR WILMINGTON TRUST COMPANY.

THIS TRUST CERTIFICATE IS NOT GUARANTEED OR INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY GOVERNMENTAL AGENCY.”

          (c) No purported transfer of a Trust Certificate or any interest therein shall be valid if immediately thereafter there would be more than 100 beneficial owners of Trust Certificates, taking into account the provisions of Treasury Regulation 1.7701-1(h). Any transfer which would violate the restrictions of this Section 3.01(c) shall be void ab initio.

ARTICLE IV

ACTIONS BY DELAWARE TRUSTEE

     Section 4.01. Prior Notice to Certificateholders with Respect to Certain Matters. With respect to the following matters, the Delaware Trustee shall not take action unless at least

30 days before the taking of such action, the Delaware Trustee shall have notified the Certificateholders in writing of the proposed action and the Certificateholders shall not have notified the Delaware Trustee in writing prior to the 30th day after such notice is given that such Certificateholders have withheld consent or provided alternative direction:

          (a) the initiation of any material claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of the Financed Student Loans) and the compromise of any material action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of Financed Student Loans);

          (b) the amendment of the Indenture by a Supplemental Indenture in circumstances where the consent of any Holder is required;

          (c) the amendment of the Indenture by a Supplemental Indenture in circumstances where the consent of any Holder is not required and such amendment materially adversely affects the interest of the Certificateholders;

          (d) the amendment, change or modification of the Eligible Lender Trust Agreement, the Administration Agreement, any other administration agreement or any Servicing Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner or add any provision that would not materially adversely affect the interests of the Certificateholders;

          (e) the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee or pursuant to this Trust Agreement of a successor Certificate Registrar, or the consent to the assignment by the Note Registrar, Certificate Paying Agent or Indenture Trustee or Certificate Registrar of its obligations under the Indenture or this Trust Agreement, as applicable;

          (f) the consent to the calling or waiver of any default of any Basic Document;

          (g) the consent to the assignment by the Eligible Lender Trustee, the Indenture Trustee, the Depositor, the Issuer Administrator, any other administrator or any Servicer of their respective obligations under any Basic Document;

          (h) except as provided in Article IX hereof, the dissolution, termination or liquidation of the Trust, in whole or in part;

          (i) the merger or consolidation of the Trust with or into any other entity, or the conveyance or transfer of all or substantially all of the Trust’s assets to any other entity;

          (j) the causing of the Trust to incur, assume or guaranty any indebtedness other than the Notes or as set forth in this Trust Agreement or the Basic Documents;

          (k) doing any act that conflicts with any other Basic Document;

          (l) doing any act which would make it impossible to carry on the ordinary business of the Trust;

          (m) confessing a judgment against the Trust;

          (n) possessing Trust assets, or assigning the Trust’s right to property, for other than a Trust purpose;

          (o) changing the Trust’s purpose and powers from those set forth in this Trust Agreement; or

          (p) causing the Trust to lend any funds to any entity, unless permitted in this Trust Agreement or the Basic Documents.

     In addition, the Trust shall not commingle its assets with those of the Depositor and shall maintain its financial and accounting books and records separate from those of any other entity. Except as expressly set forth herein, the Trust shall pay its indebtedness, operating expenses and liabilities from its own funds, and the Trust shall not pay the indebtedness, operating expenses and liabilities of any other Person. The Trust shall maintain appropriate minutes or other records of all appropriate actions and shall maintain its office separate from the offices of the Depositor and any of its affiliates. This Trust Agreement shall be the only agreement among the parties hereto with respect to the creation, operation and termination of the Trust. For accounting purposes, the Trust shall be treated as an entity separate and distinct from the Depositor. The pricing and other material terms of all transactions and agreements to which the Trust is a party shall be intrinsically fair to all parties thereto.

     Section 4.02. Action by the Certificateholders with Respect to Certain Matters. The Delaware Trustee shall not have the power, except upon the direction of each Certificateholder, to (a) remove or replace the Eligible Lender Trustee, any Servicer, the Issuer Administrator or any other administrator or (b) except as expressly provided in the Basic Documents, sell the Financed Student Loans after the termination of the Indenture. The Delaware Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Certificateholders.

     Section 4.03. Action by the Certificateholders with Respect to Bankruptcy. The Delaware Trustee shall not follow any direction of any Certificateholder to take any Bankruptcy Action. The consent of the Delaware Trustee shall be required prior to the commencement by the Trust of any Bankruptcy Action. The Delaware Trustee shall not be required to consent to the commencement by the Trust of any Bankruptcy Action unless it has received a written certification from each Certificateholder to the effect that the Certificateholder reasonably believes that the Trust is then insolvent.

     Section 4.04. Restrictions on Certificateholders’ Power. The Certificateholders shall not direct the Delaware Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Delaware Trustee under this Trust Agreement or any of the other Basic Documents or would be contrary to Section 2.03 hereof nor shall the Delaware Trustee be permitted to follow any such direction, if given.

     Section 4.05. Majority Control. Except as expressly provided herein, any action that may be taken by the Certificateholders under this Trust Agreement may be taken by the Certificateholders of Trust Certificates evidencing not less than a majority of the Percentage Interests. Except as expressly provided herein, any written notice of the Certificateholders delivered pursuant to this Trust Agreement shall be effective if signed by Certificateholders of the Trust Certificates evidencing not less than a majority of the aggregate Percentage Interests at the time of the delivery of such notice.

ARTICLE V

APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

     Section 5.01. Application of Trust Funds.

          (a) On each date that the Delaware Trustee, on behalf of the Trust, receives any funds from the Surplus Fund (a “Distribution Date”), the Delaware Trustee shall first pay to itself from such funds the Delaware Trustee’s fees, expenses, indemnities and other amounts not otherwise paid or reimbursed to the Delaware Trustee pursuant to the Indenture or otherwise as to which the Delaware Trustee is entitled to be paid or reimbursed hereunder, and second distribute the remaining amount to the Certificateholders on such Distribution Date, pro rata based upon their Percentage Interests. All such funds to be distributed to the Delaware Trustee shall be wired in accordance with wiring instructions provided to the Indenture Trustee by the Delaware Trustee.

          (b) In the event that any withholding tax is imposed on the Trust’s payment (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section. The Delaware Trustee is hereby authorized and directed to retain from amounts otherwise distributable to such Certificateholders sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Delaware Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Trust to be remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Certificateholder), the Delaware Trustee in its sole discretion may (but unless otherwise required by law shall not be obligated to) withhold such amounts in accordance with this paragraph (b). In the event that a Certificateholder wishes to apply for a refund of any such withholding tax, the Delaware Trustee shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees to reimburse the Delaware Trustee for any out-of-pocket expenses incurred.

     Section 5.02. Method of Payment. Subject to Section 9.01(c) hereof, distributions required to be made to Certificateholders on any Distribution Date shall be made to each Certificateholder of record on the preceding Record Date by wire transfer, in immediately available funds, to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions signed by two authorized officers, if any, at least five Business Days prior to such Distribution Date, which may be standing instructions. Notwithstanding the foregoing, the final distribution in respect of any Trust Certificate will be payable only upon presentation and surrender of such Trust Certificate at the Corporate Trust Office of the Delaware Trustee or such other location specified in writing to the Certificateholder thereof.

     Section 5.03. No Segregation of Moneys; No Interest. Subject to Section 5.01 hereof, moneys received by the Delaware Trustee hereunder need not be segregated in any manner except to the extent required by law, Section 2.12 hereof, or any Basic Document and may be deposited under such general conditions as may be prescribed by law, and the Delaware Trustee shall not be liable for any interest thereon.

     Section 5.04. Accounting and Reports to the Holders, Certificateholder, the Internal Revenue Service and Others. The Delaware Trustee shall deliver to the Certificateholders (and to each Person who was a Certificateholder at any time during the applicable calendar year), as may be required by the Code and applicable Treasury Regulations, such information as may be required to enable the Certificateholder to prepare its Federal and state income tax returns. Consistent with the Trust’s characterization for Federal income tax purposes, so long as there is only one Certificateholder, as a disregarded entity, no Federal income tax return shall be filed on behalf of the Trust unless either (a) the Trust, the Indenture Trustee, the Delaware Trustee, the Depositor and, if different, the Certificateholder receive an opinion of counsel based on a change in applicable law occurring after the date hereof that the Code requires such a filing; (b) the Internal Revenue Service shall determine that the Trust is required to file such a return; or (c) there should be more than one Certificateholder. In the event that the Trust is required to file tax returns, the Delaware Trustee shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Financed Student Loans. The Delaware Trustee shall, if there is more than one Certificateholder or if it is otherwise required to file a return in accordance with the immediately preceding sentence, prepare or cause to be prepared any tax returns required to be filed by the Trust consistent with maintaining its characterization, for Federal income tax purposes, as set forth in Section 2.06 hereof and make such elections as may from time to time be required or appropriate under any applicable state or Federal statute or rule or regulation thereunder so as to maintain such characterization. The Delaware Trustee shall remit such returns to Certificateholders at least five days before such returns are due to be filed. The Certificateholders, or any other such party required by law, shall promptly sign such returns and deliver such returns after signature to the Delaware Trustee and such returns shall be filed by, or at the direction of, the Delaware Trustee with the appropriate tax authorities. In no event shall the Certificateholders be liable for any liabilities, costs or expenses of the Trust arising out of the application of any tax law, including federal, state, foreign or local income or excise taxes or any other tax imposed on or measured by income (or any interest, penalty or addition with respect thereto or arising from a failure to comply therewith), except for any such liability, cost or expense attributable to the Certificateholder’s breach of its obligations under this Trust Agreement.

     Section 5.05. Signature on Returns; Tax Matters Partner. The Delaware Trustee shall sign on behalf of the Trust the tax returns of the Trust, unless applicable law requires a Certificateholder to sign such documents, in which case such documents shall be signed by such Certificateholder.

ARTICLE VI

AUTHORITY AND DUTIES OF DELAWARE TRUSTEE

     Section 6.01. General Authority. The Delaware Trustee is authorized and directed to execute and deliver the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party, in each case, in such form as the Depositor shall approve as evidenced conclusively by the Delaware Trustee’s execution thereof, and, on behalf of the Trust, to direct the Indenture Trustee to authenticate and deliver any Notes issued pursuant to a Supplemental Indenture. The Delaware Trustee is also authorized and directed on behalf of the Trust (a) to originate or acquire the Financed Student Loans and to transfer legal title to the Financed Student Loans to the Eligible Lender Trustee in accordance with the Eligible Lender Trust Agreement, (b) to follow the direction of and cooperate with any Servicer or subservicer to the extent necessary to enable such Servicer or subservicer to fulfill its obligations under the related Servicing Agreement or Subservicing Agreement and (c) to cooperate with the Issuer Administrator and any other administrator in submitting, pursuing and collecting any claims to and with the Department with respect to any Interest Subsidy Payments and Special Allowance Payments relating to the Financed Student Loans.

     In addition to the foregoing, the Delaware Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents. The Delaware Trustee is further authorized from time to time to take such action as the Issuer Administrator or any other administrator directs or instructs with respect to the Basic Documents and is directed to take such action to the extent that the Issuer Administrator or such other administrator is expressly required pursuant to the Basic Documents to cause the Delaware Trustee to act.

     Section 6.02. General Duties. It shall be the duty of the Delaware Trustee to discharge (or cause to be discharged) all its responsibilities pursuant to the terms of this Trust Agreement and to administer the Trust in the interest of the Certificateholders, subject to and in accordance with the provisions of this Trust Agreement and the other Basic Documents. Without limiting the foregoing, the Delaware Trustee shall on behalf of the Trust file and prove any claim or claims that may exist on behalf of the Trust against the Depositor in connection with any claims paying procedure as part of an insolvency or a receivership proceeding involving the Depositor. Notwithstanding the foregoing, the Delaware Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the other Basic Documents to the extent the Issuer Administrator or any other administrator has agreed in the Administration Agreement or the related administration agreement, as applicable, to perform any act or to discharge any duty of the Delaware Trustee hereunder or under any other Basic Document, and the Delaware Trustee shall not be held liable for the default or failure of the Issuer Administrator or any other administrator to carry out its obligations under the Administration Agreement or related administration agreement, as applicable. The Delaware Trustee shall have no obligation to administer, service or collect the Financed Student Loans or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Financed Student Loans.

     Section 6.03. Action Upon Instruction.

          (a) Subject to Article IV and Sections 2.12 and 7.01 hereof and in accordance with the terms of the Basic Documents, the Certificateholders may by written instruction direct the Delaware Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Certificateholders pursuant to this Trust Agreement.

          (b) The Delaware Trustee shall not be required to take any action hereunder or under any other Basic Document if the Delaware Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Delaware Trustee or is contrary to the terms hereof or of any other Basic Document or is otherwise contrary to law.

          (c) Whenever the Delaware Trustee is unable to determine the appropriate course of action between alternative courses of action permitted or required by the terms of this Trust Agreement or under any other Basic Document, the Delaware Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction as to the course of action to be adopted, and to the extent the Delaware Trustee acts in good faith in accordance with any written instruction of the Certificateholders received, the Delaware Trustee shall not be liable on account of such action to any Person. If the Delaware Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Trust Agreement or the other Basic Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

          (d) In the event that the Delaware Trustee is unsure as to the application of any provision of this Trust Agreement or any other Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Trust Agreement permits any determination by the Delaware Trustee or is silent or is incomplete as to the course of action that the Delaware Trustee is required to take with respect to a particular set of facts, the Delaware Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction and, to the extent that the Delaware Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Delaware Trustee shall not be liable, on account of such action or inaction, to any Person. If the Delaware Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Trust Agreement or the other Basic Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

     Section 6.04. No Duties Except as Specified in this Trust Agreement, any other Basic Document or in Instructions.

          (a) The Delaware Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, service, dispose of or otherwise deal with the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Delaware Trustee is a party, except as expressly provided by the terms of this Trust Agreement, or in any document or written instruction received by the Delaware Trustee pursuant to Section 6.03 hereof; and no implied duties or obligations shall be read into this Trust Agreement or any other Basic Document against the Delaware Trustee. The Delaware Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Commission filing for the Trust or to record this Trust Agreement or any other Basic Document. The Delaware Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate that result from actions by, or claims against it in its individual capacity that are not related to the ownership or the administration of the Trust Estate.

          (b) The duties and responsibilities of the Delaware Trustee shall be as provided by this Trust Agreement. No provision of this Trust Agreement shall require the Delaware Trustee to expand or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Delaware Trustee shall not be liable for its acts or omissions hereunder except as a result of gross negligence or willful misconduct. To the extent that, at law or in equity, the Delaware Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to the Certificateholders, the Delaware Trustee shall not be liable to the Trust or to any Certificateholder for the Delaware Trustee’s good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Delaware Trustee otherwise existing at law or in equity, are agreed by the Depositor and the Certificateholders to replace such other duties and liabilities of the Delaware Trustee.

       Section 6.05. No Action Except Under Specified Documents or Instructions. The Delaware Trustee shall not manage, control, use, sell, service, dispose of or otherwise deal with any part of the Trust Estate except (a) in accordance with the powers granted to and the authority conferred upon the Delaware Trustee pursuant to this Trust Agreement, (b) in accordance with this Trust Agreement and (c) in accordance with any document or instruction delivered to the Delaware Trustee pursuant to Section 6.03 hereof.

Section 6.06. Restrictions.

          (a) The Delaware Trustee shall not take any action (i) that is inconsistent with the purposes of the Trust set forth in Section 2.03 hereof or (ii) that, to the actual knowledge of the Delaware Trustee, would result in the Trust’s becoming taxable as a corporation for Federal income tax purposes. The Certificateholders shall not direct the Delaware Trustee to take action that would violate the provisions of this Section.

          (b) The Delaware Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Certificateholders shall have no rights by virtue of this Trust Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. The Delaware Trustee shall not be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and the Delaware Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. The Delaware Trustee may engage in or be interested in any financial or other transaction with the Depositor or any Affiliate of the Depositor, or may act as depository, trustee or agent for securities or other obligations of the Depositor or its Affiliates.

ARTICLE VII

CONCERNING THE DELAWARE TRUSTEE

        Section 7.01. Acceptance of Trusts and Duties. The Delaware Trustee accepts the appointment as trustee of the Trust hereby created and agrees to perform its duties hereunder with respect to such appointment but only upon the terms of this Trust Agreement. The Delaware Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Estate upon the terms of this Trust Agreement and the other Basic Documents. The Delaware Trustee shall not be answerable or accountable hereunder or under any other Basic Document under any circumstances, except (i) for its own willful misconduct or gross negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.03 hereof expressly made by the Delaware Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

          (a) the Delaware Trustee shall not be liable for any error of judgment made by a responsible officer of the Delaware Trustee;

          (b) the Delaware Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the direction or instructions of the Depositor, the Issuer Administrator, any other administrator or the Certificateholder;

          (c) no provision of this Trust Agreement or any other Basic Document shall require the Delaware Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any other Basic Document, if the Delaware Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

          (d) under no circumstances shall the Delaware Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes;

          (e) the Delaware Trustee shall not be responsible for or in respect of the validity or sufficiency of this Trust Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate or for or in respect of the validity or sufficiency of the Basic Documents, other than the certificate of authentication on the Trust Certificates, and the Delaware Trustee shall in no event assume or incur any liability, duty, or obligation to any Holder or to any Certificateholder, other than as expressly provided for herein and in the other Basic Documents;

          (f) the Delaware Trustee shall not be liable for the action or inaction, default or misconduct of the Eligible Lender Trustee, the Issuer Administrator, any other administrator, any seller, the Indenture Trustee or any Servicer under any of the other Basic Documents or otherwise and the Delaware Trustee shall have no obligation or liability to perform the obligations of the Trust under this Trust Agreement or the other Basic Documents that are required to be performed by the Issuer Administrator under the Administration Agreement or any other administrator under the related administration agreement, the Indenture Trustee under the Indenture or any Servicer under any Servicing Agreement; and

          (g) the Delaware Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement, or to institute, conduct or defend any litigation under this Trust Agreement or to institute, conduct or defend any litigation under this Trust Agreement or otherwise or in relation to this Trust Agreement or any other Basic Document, at the request, order or direction of any Certificateholders, unless the Certificateholders have offered to the Delaware Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Delaware Trustee therein or thereby. The right of the Delaware Trustee to perform any discretionary act enumerated in this Trust Agreement or in any other Basic Document shall not be construed as a duty, and the Delaware Trustee shall not be answerable for other than its gross negligence or willful misconduct in the performance of any such act.

     Section 7.02. Furnishing of Documents. The Delaware Trustee shall furnish to the Certificateholders promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Delaware Trustee under the Basic Documents.

     Section 7.03. Representations and Warranties. The Delaware Trustee hereby represents and warrants to the Depositor, for the benefit of the Certificateholders, that:

          (a) It is a bank and trust company duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Trust Agreement.

          (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Trust Agreement, and this Trust Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Trust Agreement on its behalf.

          (c) Neither the execution nor the delivery by it of this Trust Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any Delaware state law, governmental rule or regulation governing the banking or trust powers of the Delaware Trustee or any judgment or order binding on it, or constitute any default under its charter documents or bylaws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

Section 7.04. Reliance; Advice of Counsel.

          (a) The Delaware Trustee shall incur no liability to anyone in acting upon any signature, instrument, direction, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Delaware Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Delaware Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Delaware Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

          (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Trust Agreement or the other Basic Documents, the Delaware Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Delaware Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Delaware Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled Persons to be selected with reasonable care and employed by it. The Delaware Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such persons and not contrary to this Trust Agreement or any other Basic Document.

         Section 7.05. Not Acting in Individual Capacity. Except as provided in this Article, in accepting the duties hereby created, Wilmington Trust Company acts solely as Delaware Trustee hereunder and not in its individual capacity and, subject to Section 6.04(c) hereof, all Persons having any claim against the Delaware Trustee by reason of the transactions contemplated by this Trust Agreement or any other Basic Document shall look only to the Trust Estate for payment or satisfaction thereof.

     Section 7.06. Delaware Trustee not Liable for Trust Certificates or Financed Student Loans. The recitals contained herein and in the Trust Certificates (other than the signature and countersignature of the Delaware Trustee on the Trust Certificates) shall be taken as the statements of the Depositor and the Delaware Trustee assumes no responsibility for the correctness thereof. The Delaware Trustee makes no representations as to the validity or sufficiency of this Trust Agreement, the Trust Certificates or any other Basic Document (other than the signature and countersignature of the Delaware Trustee on the Trust Certificate) or the Notes, or of any Financed Student Loan or related documents. Subject to Section 6.04(c) hereof, the Delaware Trustee shall at no time have any responsibility for or with respect to the legality, validity, enforceability and eligibility for Guarantee payments, federal reinsurance, Interest Subsidy Payments or Special Allowance Payments, as applicable, in respect of any Financed Student Loan, or for or with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to the Certificateholders under this Trust Agreement or the Holders under the Indenture, including the existence and contents of any computer or other record of any Financed Student Loan; the validity of the assignment of any Financed Student Loan to the Delaware Trustee on behalf of the Trust; the completeness of any Financed Student Loan; the performance or enforcement (except as expressly set forth in any Basic Document) of any Financed Student Loan; the compliance by the Depositor, the Eligible Lender Trustee, any Servicer, the Issuer Administrator or any other administrator with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action or inaction of the Eligible Lender Trustee, the Issuer Administrator, any other administrator, the Indenture Trustee or any Servicer or any subservicer taken in the name of the Delaware Trustee.

     Section 7.07. Delaware Trustee May Own Trust Certificates and Notes. Subject to compliance with subsection (a)(4)(i) of Rule 3a-7 of the Investment Company Act of 1940, as amended, the Delaware Trustee in its individual or any other capacity may become the owner or pledgee of Trust Certificates or Notes and may deal with the Depositor, the Issuer Administrator, any other administrator, the Indenture Trustee or any Servicer in transactions with the same rights as it would have if it were not Delaware Trustee.

ARTICLE VIII

COMPENSATION OF DELAWARE TRUSTEE

     Section 8.01. Delaware Trustee’s Fees and Expenses. Pursuant to Section 5.01(a) hereof, (i) the Delaware Trustee shall receive from the Trust as compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for its services hereunder such fees as may heretofore and from time to time hereafter be agreed upon in a separate fee agreement between the Depositor and the Delaware Trustee and (ii) the Delaware Trustee shall be entitled to be reimbursed by the Trust pursuant to Section 5.01(a) hereof for its other reasonable expenses hereunder, to the extent provided in such separate agreement and including, without limitation, the reasonable compensation, expenses and disbursements of such agents, representatives, accountants, experts and counsel as the Delaware Trustee may employ in connection with the exercise and performance of its rights and duties under this Trust Agreement, the Basic Documents or any other agreement contemplated by any of the foregoing, whether or not the transactions contemplated hereby and thereby are consummated.

     Section 8.02. Indemnification. The Trust agrees, to the fullest extent permitted by applicable law, to assume liability for, and hereby indemnifies and holds harmless the Delaware Trustee, its officers, directors and employees from and against any and all liabilities, obligations, losses, damages, taxes, claims, actions, suits, costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by or asserted at any time against the Delaware Trustee, its officers, directors and employees in any way relating to or arising out of the Trust Estate, any of the properties included therein, the acceptance, termination or administration of the Trust Estate or the Trust or any action or inaction of the Delaware Trustee or the Trust hereunder or under the Basic Documents or any other agreement contemplated by any of the foregoing or any certificate of a Certificateholder, except only that the Trust shall not be required so to assume liability for any matters in any way relating to or arising out of the gross negligence or willful misconduct of the Delaware Trustee, its officers, directors or employees, and provided that the Trust and the Delaware Trustee agree that such assumption of liability for liabilities, obligations, losses, damages, taxes, claims, actions, such costs expenses or disbursements of any kind shall be direct and primary and not that of a guarantor. If any item assumed by the Trust under this Section 8.02 is also subject to indemnification by another party to any of the documents specifically referenced herein, the Delaware Trustee shall first make demand on such party for indemnification of any such item but shall not be obligated to exhaust its remedies thereunder. The indemnities contained in this Section 8.02 shall survive the resignation or removal of the Delaware Trustee and shall survive the termination of the Trust and this Trust Agreement. Such indemnification and reimbursement shall be paid solely pursuant to Section 5.01(a) hereof.

     Section 8.03. Certificateholders To Assume Liability. To the extent not paid by the Trust pursuant to Section 5.01(a) hereof and to the fullest extent permitted by applicable law, the Certificateholders, pro rata based on their respective Percentage Interests, shall pay or cause to be paid (or reimburse the Delaware Trustee for) (a) all reasonable fees and expenses of the Delaware Trustee required to be paid or reimbursed under Section 8.01 hereof and (b) all amounts required to be paid pursuant to Section 8.02 hereof. The liabilities and indemnities contained in this Section 8.03 are for the benefit of the Delaware Trustee, in its individual capacity, and its officers, directors and employees, and shall not be construed as imposing any liabilities on any Certificateholder or any affiliate thereof for any expense or liability of the Trust to third parties. Neither the Certificateholders nor the Issuer Administrator shall have liabilities for the expenses and liabilities of the Trust (except as otherwise provided in this Trust Agreement with respect to the Delaware Trustee, in its individual capacity) and all such expenses and liabilities shall be payable solely from the Trust Estate.

ARTICLE IX

TERMINATION OF TRUST AGREEMENT

Section 9.01. Termination of Trust Agreement.

          (a) This Trust Agreement (other than Article VIII hereof) shall terminate and the Trust shall dissolve and terminate and be of no further force or effect upon the final distribution by the Indenture Trustee and the Delaware Trustee of all moneys or other property or proceeds of the Trust Estate in accordance with the terms of the Indenture and Article V hereof, respectively. The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder shall not (i) operate to terminate this Trust Agreement or the Trust, nor (ii) entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Estate nor (iii) otherwise affect the rights, obligations and liabilities of the parties hereto.

          (b) Except as provided in Section 9.01(a) hereof, neither the Depositor nor any Certificateholder shall be entitled to revoke or terminate the Trust.

          (c) Notice of any termination of the Trust, specifying the Distribution Date upon which the Certificateholders shall surrender their Trust Certificates to the Certificate Paying Agent for payment of the final distribution and cancellation, shall be given promptly by the Delaware Trustee by letter to the Certificateholders mailed within five Business Days of receipt of notice of such termination given pursuant to the Indenture, stating (i) the Distribution Date upon which final payment of the Trust Certificate shall be made upon presentation and surrender of the Trust Certificate at the office of the Certificate Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that payments are being made only upon presentation and surrender of the Trust Certificate at the office of the Certificate Paying Agent therein specified. The Delaware Trustee shall give such notice to the Certificate Registrar (if other than the Delaware Trustee) and the Certificate Paying Agent at the time such notice is given to the Certificateholders. Upon presentation and surrender of the Trust Certificates, the Certificate Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to Section 5.01 hereof. Upon termination of this Trust Agreement and the dissolution of the trust, the Delaware Trustee shall file a certificate of cancellation with the Secretary of State.

       Section 9.02. Failure to Surrender Certificates Upon Termination. In the event that all of the Certificateholders shall not surrender their Trust Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Delaware Trustee shall give a second written notice to the remaining Certificateholders to surrender their Trust Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice the Trust Certificates shall not have been surrendered for cancellation, the Delaware Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Trust

Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Trust Agreement. Any funds remaining in the Trust after exhaustion of such remedies and no later than five years after the first such notice shall be distributed by the Delaware Trustee to the Depositor.

ARTICLE X

SUCCESSOR DELAWARE TRUSTEES AND ADDITIONAL DELAWARE TRUSTEES

     Section 10.01. Eligibility Requirements for Delaware Trustee. The Delaware Trustee shall at all times be a bank (a) meeting the requirements of Section 3807(a) of the Delaware Statutory Trust Act; (b) being subject to supervision or examination by Federal or state authorities; (c) having (or having a parent which has) a rating of at least investment grade by the Rating Agencies; (d) that (i) is independent and is not a stockholder or other securityholder (whether direct, indirect or beneficial), customer or supplier of the Trust or any of its affiliates; (ii) is not a director, officer, employee, affiliate, member, manager or associate of the Trust or any of its affiliates (other than in its capacity as the Delaware Trustee for the Trust); (iii) is not related to any Person referred to in clauses (i) or (ii) above; (iv) is not a trustee, conservator or receiver for the Trust or any of its affiliates (other than in its capacity as Delaware Trustee for the Trust); and (v) in the ordinary course of its business, acts as a trustee for other special purpose business and statutory trusts similar to the Trust and is otherwise independent from the Trust and its affiliates (except as provided above); provided that affiliates as used in this clause (d) does not include the interests of the Delaware Trustee and its affiliates in each other; and (e) that is in compliance with subsection (a)(4)(i) of Rule 3a-7 of the Investment Company Act of 1940, as amended. If the Delaware Trustee shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of the Delaware Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Delaware Trustee shall cease to be eligible in accordance with the provisions of this Section, the Delaware Trustee shall resign immediately in the manner and with the effect specified in Section 10.02 hereof.

     Section 10.02. Resignation or Removal of Delaware Trustee. The Delaware Trustee may at any time resign and be discharged from its appointment as trustee of the Trust hereby created by giving written notice thereof to the Issuer Administrator. Upon receiving such notice of resignation, the Issuer Administrator shall promptly appoint a successor Delaware Trustee meeting the eligibility requirements of Section 10.01 hereof by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Delaware Trustee, and one copy to the successor Delaware Trustee. If no successor Delaware Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Delaware Trustee petition any court of competent jurisdiction for the appointment of a successor Delaware Trustee; provided, however, that such right to appoint or to petition for the appointment of any such successor shall in no event relieve the resigning Delaware Trustee from any obligations otherwise imposed on it under this Trust Agreement until such successor has in fact assumed such appointment.

     If at any time the Delaware Trustee shall cease to be eligible in accordance with the provisions of Section 10.01 hereof and shall fail to resign after written request therefor by the Issuer Administrator, or if at any time a Bankruptcy Action with respect to the Delaware Trustee shall have occurred and be continuing, then the Issuer Administrator may remove the Delaware Trustee. If the Issuer Administrator shall remove the Delaware Trustee, under the authority of the immediately preceding sentence, the Issuer Administrator shall promptly appoint a successor Delaware Trustee, by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Delaware Trustee, so removed and one copy to the successor Delaware Trustee, and shall remit payment of all fees owed to the outgoing Delaware Trustee.

     Any resignation or removal of the Delaware Trustee and appointment of a successor Delaware Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Delaware Trustee pursuant to Section 10.03 hereof and payment of all fees and expenses owed to the outgoing Delaware Trustee.

     The Delaware Trustee agrees to provide all reasonable cooperation and assistance to the Depositor in the event of appointment of a successor Delaware Trustee.

     Section 10.03. Successor Delaware Trustee. Any successor Delaware Trustee appointed pursuant to Section 10.02 hereof shall execute, acknowledge and deliver to the Issuer Administrator and to its predecessor Delaware Trustee an instrument accepting such appointment under this Trust Agreement, and thereupon the resignation or removal of the predecessor Delaware Trustee shall become effective and such successor Delaware Trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Trust Agreement, with like effect as if originally named as Delaware Trustee. The predecessor Delaware Trustee shall upon payment of its fees, expenses and indemnities deliver to the successor Delaware Trustee all documents, statements, moneys and properties held by it under this Trust Agreement; and the Issuer Administrator and the predecessor Delaware Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Delaware Trustee all such rights, powers, duties and obligations.

     No successor Delaware Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Delaware Trustee shall be eligible pursuant to Section 10.01 hereof.

     Upon acceptance of appointment by a successor Delaware Trustee pursuant to this Section, the Issuer Administrator shall mail notice of the succession of such Delaware Trustee to all Certificateholders, the Indenture Trustee and the Holders. If the Issuer Administrator shall fail to mail such notice within 10 days after acceptance of appointment by the successor Delaware Trustee, the successor Delaware Trustee shall cause such notice to be mailed at the expense of the Issuer Administrator.

     Any successor Delaware Trustee appointed hereunder shall promptly file an amendment to the Certificate of Trust identifying its name and principal place of business in the State of Delaware.

     Section 10.04. Merger or Consolidation of Delaware Trustee. Any corporation into which the Delaware Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Delaware Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Delaware Trustee shall, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, be the successor of the Delaware Trustee hereunder; provided that such corporation shall be eligible pursuant to Section 10.01 hereof.

     Section 10.05. Appointment of Co-Delaware Trustee or Separate Delaware Trustee. Notwithstanding any other provisions of this Trust Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Issuer Administrator and the Delaware Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Delaware Trustee, meeting the eligibility requirements of Section 10.01 hereof, to act as co-trustee, jointly with the Delaware Trustee, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person, in such capacity, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Issuer Administrator and the Delaware Trustee may consider necessary or desirable. If the Issuer Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Delaware Trustee acting alone shall have the power to make such appointment. No co-trustee or separate trustee under this Trust Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to clauses (d) through (e) of Section 10.01 hereof and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.03 hereof.

     Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (a) all rights, powers, duties, and obligations conferred or imposed upon the Delaware Trustee shall be conferred upon and exercised or performed by the Delaware Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Delaware Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Delaware Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, solely at the direction of the Delaware Trustee;

          (b) no trustee under this Trust Agreement shall be personally liable by reason of any act or omission of any other trustee under this Trust Agreement; and

          (c) the Issuer Administrator and the Delaware Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Delaware Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Trust Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Delaware Trustee or separately, as may be provided therein, subject to all the provisions of this Trust Agreement, specifically including every provision of this Trust Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Delaware Trustee. Each such instrument shall be filed with the Delaware Trustee and a copy thereof given to the Issuer Administrator.

     Any separate trustee or co-trustee may at any time appoint the Delaware Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Trust Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Delaware Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

ARTICLE XI

MISCELLANEOUS

     Section 11.01. Supplements and Amendments. This Trust Agreement may be amended by the Depositor and the Delaware Trustee without the consent of any of the Holders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Trust Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Trust Agreement or modifying in any manner the rights of the Holders or the Certificateholders; provided, however, that such action shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Holder or Certificateholder.

     This Trust Agreement may also be amended from time to time by the Depositor and the Delaware Trustee (a) with the consent of the Holders of Notes evidencing not less than a majority of the aggregate outstanding principal balance of the Notes and (b) with the consent of the Certificateholders of Certificates evidencing not less than a majority of the aggregate Percentage Interests, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Trust Agreement or of modifying in any manner the rights of the Holders or the Certificateholders; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Financed Student Loans or distributions that shall be required to be made for the benefit of the Holders or the Certificateholders or (ii) reduce the aforesaid percentage of the aggregate outstanding amount of the Notes and the Percentage Interest of Certificates required to consent to any such amendment, without the consent of all the outstanding Holders and Certificateholders.

     Promptly after the execution of any such amendment or consent, the Delaware Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder and the Indenture Trustee.

     It shall not be necessary for the consent of the Certificateholders or the Holders, as the case may be, pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Trust Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Delaware Trustee may prescribe.

     Prior to the execution of any amendment to this Trust Agreement, the Delaware Trustee shall be entitled to receive and rely upon an opinion of counsel stating that the execution of such amendment is authorized or permitted by this Trust Agreement and that all conditions precedent thereto have been met. The Delaware Trustee may, but shall not be obligated to, enter into any such amendment which affects the Delaware Trustee’s own rights, duties or immunities under this Trust Agreement or otherwise.

     Section 11.02. No Legal Title to Trust Estate in Certificateholders. The Certificateholders shall not have legal title to any part of the Trust Estate. The Certificateholders shall be entitled to receive distributions with respect to their undivided beneficial ownership interest therein only in accordance with Articles V and IX hereof. No transfer, by operation of law or otherwise, of any right, title, or interest of the Certificateholders to and in their beneficial ownership interest in the Trust Estate shall operate to terminate this Trust Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

     Section 11.03. Limitations on Rights of Others. The provisions of this Trust Agreement are solely for the benefit of the Delaware Trustee, the Depositor, each Servicer, the Certificateholders, the Issuer Administrator, any other administrator and, to the extent expressly provided herein, the Indenture Trustee and the Holders, and nothing in this Trust Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Trust Agreement or any covenants, conditions or provisions contained herein.

     Section 11.04. Notices.

          (a)  Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient or three Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Delaware Trustee shall be deemed given only upon actual receipt by the Delaware Trustee), if to the Delaware Trustee, addressed to its Corporate Trust Office, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890 and if to the Depositor, addressed to Consolidation Loan Funding II, LLC, 9477 Waples Street, Suite 100, San Diego, California 92121, Attention: Ryan Katz or, as to

each party, at such other address as shall be designated by such party in a written notice to each other party.

          (b)  Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Trust Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

     Section 11.05.  Severability. Any provision of this Trust Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 11.06.  Separate Counterparts. This Trust Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 11.07.  Successors And Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Depositor and its successors, the Delaware Trustee and its successors, each Certificateholder and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

     Section 11.08.  No Petition. To the fullest extent permitted by applicable law and notwithstanding any other provision to the contrary of this Trust Agreement or any other agreement, document or instrument executed by the Trust and notwithstanding any prior termination of this Trust Agreement:

          (a)  the Depositor will not, prior to the date which is one year and one day after the termination of the Indenture, take any Bankruptcy Action; and

          (b)  the Delaware Trustee (not in its individual capacity but solely as Delaware Trustee), by entering into this Trust Agreement, the Certificateholders, by accepting a Trust Certificate, and the Indenture Trustee and each Holder by accepting the benefits of this Trust Agreement, hereby covenant and agree that they will not, prior to the date which is one year and one day after the termination of the Indenture, take any Bankruptcy Action.

     Section 11.09.  No Recourse.  Each Certificateholder by accepting a Trust Certificate acknowledges that such Certificateholder’s Trust Certificates represent beneficial interests in the Trust only and does not represent interests in or obligations of the Depositor, any Servicer, the Issuer Administrator, any other administrator, any Servicer, the Eligible Lender Trustee, the Delaware Trustee, the Indenture Trustee or any Affiliate thereof or any officer, director or employee of any thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Trust Agreement, the Trust Certificates or the other Basic Documents.

     Section 11.10. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     Section 11.11. Governing Law. This Trust Agreement shall be construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

WILMINGTON TRUST COMPANY, not in its
individual capacity but solely as Delaware Trustee

By:	/s/ Janel R. Havrilla
Name:	Janel R. Havrilla

Title:	Financial Services Officer

(A/R TRUST AGREEMENT)

S-1

CONSOLIDATION LOAN FUNDING II, LLC,
as Depositor,

By:	CLF II MANAGEMENT CORP., as Manager

By:	/s/ Ken Ruggiero
Name:	Ken Ruggiero

Title:	Chief Financial Officer

(A/R TRUST AGREEMNET)

S-2

EXHIBIT A

[FORM OF TRUST CERTIFICATE]

     THIS TRUST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS TRUST CERTIFICATE, AGREES THAT THIS TRUST CERTIFICATE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1)-(3) or (7) UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT, OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT.

THIS TRUST CERTIFICATE MAY NOT BE TRANSFERRED ON OR THROUGH AN “ESTABLISHED SECURITIES MARKET” WITHIN THE MEANING OF TREASURY REGULATION 1.7704-1(B) AND MAY NOT BE TRANSFERRED DIRECTLY OR INDIRECTLY TO (1) AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), WHETHER OR NOT SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA (INCLUDING, WITHOUT LIMITATION, FOREIGN OR GOVERNMENT PLANS), (2) A “PLAN” DESCRIBED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR (3) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR OTHER PLAN’S INVESTMENT IN THE ENTITY (EACH, A “BENEFIT PLAN INVESTOR”). FURTHER, THIS TRUST CERTIFICATE MAY BE TRANSFERRED ONLY TO A UNITED STATES PERSON WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE CODE.

     THIS TRUST CERTIFICATE DOES NOT REPRESENT DEPOSITS OR OBLIGATIONS OF OR AN INTEREST IN CONSOLIDATION LOAN FUNDING II, LLC OR WILMINGTON TRUST COMPANY.

     THIS TRUST CERTIFICATE IS NOT GUARANTEED OR INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY GOVERNMENTAL AGENCY.

     TRANSFER OF THIS TRUST CERTIFICATE IS SUBJECT TO FURTHER RESTRICTIONS AS SET FORTH IN SECTION 3.10 OF THE TRUST AGREEMENT.

NUMBER 1-[ ]	PERCENTAGE INTEREST: [ ]%

Higher Education Funding I

     TRUST CERTIFICATE evidencing a fractional undivided beneficial interest in the Trust, as defined below. (This Trust Certificate does not represent an interest in or obligation of the Depositor (as defined below) or the Delaware Trustee (as defined below) or any of their respective affiliates, except to the extent described below.)

     THIS CERTIFIES THAT                                              is the registered owner of a nonassessable, fully-paid, ___% fractional undivided beneficial interest in the Higher Education Funding I (the “Trust”), a statutory trust formed under the laws of the State of Delaware by Consolidation Loan Funding II, LLC, a Delaware limited liability company (the “Depositor”). The Trust was created pursuant to an Amended and Restated Trust Agreement, dated as of March 1, 2005 (the “Trust Agreement”), between the Depositor and Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as Delaware Trustee on behalf of the Trust (the “Delaware Trustee”). To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in Indenture; which also contains rules as to usage that shall be applicable herein.

     This Certificate is one of the duly authorized Certificates designated as “Higher Education Funding I Trust Certificates” (herein called the “Certificates” or the “Trust Certificates”) issued under the Trust Agreement. This Trust Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the holder of this Trust Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes a pool of student loans (the “Financed Student Loans”), all moneys paid thereunder, certain bank accounts and the proceeds thereof and certain other rights under the Trust Agreement and the Servicing Agreements and all proceeds of the foregoing. The rights of the holders of the Trust Certificates to the assets of the Trust are subordinated to the rights of the holders of the Notes, as set forth in the Basic Documents.

     It is the intent of the Depositor, the Servicers, the Issuer Administrator and the Certificateholders that, solely for purposes of federal income taxes, state and local income and franchise taxes, and any other taxes imposed on, measured by or based upon gross or net income, (i) if there is only one Certificateholder, the Trust shall be treated as a disregarded entity separate from its owner pursuant to § 301.7701-2(c)(2) of the Treasury Regulations, (ii) if there is more than one Certificateholders, the Trust shall be treated as a partnership, (iii) the Notes be treated as debt of the partnership and (iv) the provisions of the Trust Agreement shall be construed in accordance with such intent. The Certificateholders by acceptance of a Trust Certificate, agree to treat, and to take no action inconsistent with such treatment for such tax purposes.

     Each Certificateholder by its acceptance of a Trust Certificate covenants and agrees that such Certificateholder will not, prior to the date which is one year and one day after the termination of the Indenture, institute against the Trust, or join in any institution against the Trust of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, the Trust Agreement or any of the other Basic Documents.

     The Trust Certificate does not represent an obligation of, or an interest in, the Depositor, the Indenture Trustee, any Servicer, the Issuer Administrator, any other administrator, the Eligible Lender Trustee, the Delaware Trustee or any affiliates of any of them, and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein, in the Trust Agreement or in the other Basic Documents. In addition, this Trust Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections with respect to the Financed Student Loans, all as more specifically set forth in the Indenture. A copy of each of the Indenture and the Trust Agreement may be examined during normal business hours at the principal office of the Depositor, and at such other places, if any, designated by the Depositor, by the Certificateholder upon request.

     The Delaware Trustee, the Certificate Registrar and any agent of the Delaware Trustee or the Certificate Registrar may treat the person in whose name this Trust Certificate is registered as the owner hereof for all purposes, and none of the Delaware Trustee or the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

     Each purchaser of this Trust Certificate shall be required, prior to purchasing a Trust Certificate, to execute the Purchaser’s Representation and Warranty Letter in the form attached to the Trust Agreement as Exhibit B.

     This Trust Certificate shall be construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Delaware Trustee or its authenticating agent, by manual signature, this Trust Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Indenture or be valid for any purpose.

     IN WITNESS WHEREOF, the Delaware Trustee on behalf of the Trust and not in its individual capacity has caused this Trust Certificate to be duly executed as of the date set forth below.

HIGHER EDUCATION FUNDING I

	By:	WILMINGTON TRUST COMPANY,
not in its individual capacity but solely as Delaware Trustee

By:

Name:

Title:

Date:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

     This is the Trust Certificate referred to in the within-mentioned Trust Agreement.

	By:	WILMINGTON TRUST COMPANY,
not in its individual capacity but solely as
Delaware Trustee

By:

Name:

Title:

Date:

ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

(Please print or type name and address, including postal zip code, of assignee)

the within Trust Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

Attorney to transfer said Trust Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

     Dated:

*

Signature Guaranteed:

*

*	NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Trust Certificate in every particular, without alteration, enlargement or any change whatever.

EXHIBIT B

[FORM OF PURCHASER’S REPRESENTATION AND WARRANTY LETTER]

Wilmington Trust Company, as Certificate Registrar
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
Attention: Corporate Trust Administration

Re:     Higher Education Funding I Trust Certificates

Ladies and Gentlemen:

     In connection with our proposed purchase of the Higher Education Funding I Trust Certificate (the “Trust Certificate”) issued under the Amended and Restated Trust Agreement, dated as of March 1, 2005 (the “Agreement”), between Consolidation Loan Funding II, LLC, as depositor (the “Depositor”) and Wilmington Trust Company, as Delaware Trustee, the undersigned (the “Purchaser”) represents, warrants and agrees that:

     1. It is an institutional “accredited investor” as defined in Rule 501(a)(1)-(3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”) and is acquiring the Trust Certificates for its own institutional account or for the account of an institutional accredited investor.

     2. It is not (a) an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not subject to the provisions of Title I of ERISA (including, without limitation, foreign or government plans), (b) a “plan” described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), or (c) an entity whose underlying assets include “plan assets” by reason of an employee benefit plan’s or other plan’s investment in the entity (each, a “Benefit Plan Investor”).

     3. It is a U.S. Person as defined in Section 7701(a)(30) of the Code.

     4. It has such knowledge and experience in evaluating business and financial matters so that it is capable of evaluating the merits and risks of an investment in the Trust Certificates. It understands the full nature and risks of an investment in the Trust Certificates and based upon its present and projected net income and net worth, it believes that it can bear the economic risk of an immediate or future loss of its entire investment in the Trust Certificates.

     5. It understands that the Trust Certificates will be offered in a transaction not involving any public offering within the meaning of the Securities Act, and that, if in the future it decides to resell, pledge or otherwise transfer any Trust Certificates, such Trust Certificates may be resold, pledged or transferred only (a) to a person who the seller reasonably believes is an institutional “accredited investor” as defined in Rule 501(a)(1)-(3) or (7) under the Securities Act that purchases for its own account or for the account of another institutional accredited investor or (b) pursuant to an effective registration statement under the Securities Act.

      6. It understands that the Trust Certificate will bear a legend substantially to the following effect:

“THIS TRUST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS TRUST CERTIFICATE, AGREES THAT THIS TRUST CERTIFICATE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1)-(3) or (7) UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF AN INSTITUTIONAL ACCREDITED INVESTOR, OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT.

THIS TRUST CERTIFICATE MAY NOT BE TRANSFERRED ON OR THROUGH AN “ESTABLISHED SECURITIES MARKET” WITHIN THE MEANING OF TREASURY REGULATION 1.7704-1(B) AND MAY NOT BE TRANSFERRED DIRECTLY OR INDIRECTLY TO (1) AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), WHETHER OR NOT SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA (INCLUDING, WITHOUT LIMITATION, FOREIGN OR GOVERNMENT PLANS), (2) A “PLAN” DESCRIBED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR (3) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR OTHER PLAN’S INVESTMENT IN THE ENTITY (EACH, A “BENEFIT PLAN INVESTOR”). FURTHER, THIS TRUST CERTIFICATE MAY BE TRANSFERRED ONLY TO A UNITED STATES PERSON WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE CODE.

THE TRUST CERTIFICATE DOES NOT REPRESENT DEPOSITS OR OBLIGATIONS OF OR ANY INTEREST IN CONSOLIDATION LOAN FUNDING II, LLC OR WILMINGTON TRUST COMPANY.

THIS TRUST CERTIFICATE IS NOT GUARANTEED OR INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY GOVERNMENTAL AGENCY.

      7. It is acquiring the Trust Certificates for its own account and not with a view to the public offering thereof in violation of the Securities Act (subject, nevertheless, to the understanding that disposition of its property shall at all times be and remain within its control).

      8. It has been furnished with all information regarding the Trust and Trust Certificates which it has requested from the Trust and the Depositor.

     9. Neither it nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of any Trust Certificate, any interest in any Trust Certificate or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Trust Certificate, any interest in any Trust Certificate or any other similar security from, or otherwise approached or negotiated with respect to any Trust Certificate, any interest in any Trust Certificate or any other similar security with, any person in any manner or made any general solicitation by means of general advertising or in any other manner, which would constitute a distribution of the Trust Certificates under the Securities Act or which would require registration pursuant to the Securities Act nor will the it act, nor has it authorized or will authorize any person to act, in such manner with respect to any Trust Certificate.

     10. It is not an “affiliate” (within the meaning of Rule 144 under the Securities Act) of the Depositor.

     Dated:

Very truly yours,

NAME OF PURCHASER

By:

Name:

Title:

NOTE: To be executed by an executive officer

EXHIBIT C

CERTIFICATE OF TRUST
OF
Higher Education Funding I

     This Certificate of Trust of Higher Education Funding I (the “Trust”) is being duly executed and filed by Wilmington Trust Company, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”).

     1. Name: The name of the statutory trust formed hereby is Higher Education Funding I.

     2. Delaware Trustee: The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration.

     3. Effective Date: This Certificate of Trust shall be effective upon its filing with the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as trustee

By:

Name:

Title:

C-1